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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Vitalstate, Inc.

         I hereby consent to the incorporation by reference in this registration statement on Form S-8 of Vitalstate, Inc. of my report dated January 27, 2002 relating to the financial statements of Harmony Trading Corp. (now known as Vitalstate, Inc.) appearing in the Annual Report on Form-10-KSB of Harmony Trading Corp. for the year ended December 31, 2001.

Thomas P. Monahan, CPA

/s/ Thomas P. Monahan


June 17, 2002
Paterson, New Jersey


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